Exhibit 10.5

FIRST AMENDMENT

DATED AS OF JANUARY 29, 2009

TO

DEVELOPMENT AND LICENSE AGREEMENT

BY AND BETWEEN

AMYLIN PHARMACEUTICALS, INC.

AND

MDRNA, INC.

(formerly Nastech Pharmaceutical Company Inc.)

FIRST AMENDMENT

TO

DEVELOPMENT AND LICENSE AGREEMENT

This First Amendment to the Development and License Agreement (the “First Amendment”) is entered into as of January 29, 2009 by and between AMYLIN PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (“Amylin”), and MDRNA, INC., a corporation organized and existing under the laws of the State of Delaware (formerly known as Nastech Pharmaceutical Company Inc.; “MDRNA”), as an amendment to the Development and License Agreement (the “Agreement”) entered into as of June 21, 2006 by and between Amylin and MDRNA. All capitalized terms used herein shall have the meanings given in the Agreement.

WHEREAS, Amylin and MDRNA wish to amend the Agreement in the manner set forth herein, and

WHEREAS, MDRNA recognizes that, having ceased its development of intranasal administration of therapeutics, together with the uncertainty associated with Amylin’s continued development of Products absent the amendments contemplated hereby, its prospects for receiving the milestone payments and royalties set forth in the Agreement have declined substantially, and

WHEREAS, MDRNA is directly and materially benefited by the amended timing and structure of the payments and other modifications called for by this First Amendment, which provides for the payment of amounts that otherwise might not become payable, and has requested the same,

NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, and for other valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

1. Amendment and Acknowledgment.

1.01. Article I of the Agreement is hereby amended by adding the following as definitions therein:

“FIRST AMENDMENT” means the First Amendment to the Development and License Agreement, dated as of January 29, 2009, as the same may be amended, modified or extended.

1.02. Section 1.8 of the Agreement is hereby amended by adding the following as the last sentence thereof:

“For clarification the Assigned Patents (as defined in that certain Assignment dated December 22, 2008 between Amylin and MDRNA) shall be deemed to be Amylin Patents for purposes of the Agreement, other than with respect to the determination of Valid Claims for the purpose of providing for or calculating the payment of Milestone Payments ad Sales Milestone Payments, and royalties under Sections 5.1 and 5.2 hereof.”

1.03. Section 1.26 of the Agreement is hereby amended by adding the following to the end of such Section:

“(excluding the Assigned Patents)”

1.04. Section 2.5(d) (“Reports”) of the Agreement is hereby amended by adding the following as the last sentence thereof:

“The obligations stated in this Section 2.5(d) shall cease as of January 1, 2009.”

1.05. Section 3.5 of the Agreement is hereby deleted and replaced with the following:

“3.5 [INTENTIONALLY LEFT BLANK]”

1.06. Section 5.1(a) of the Agreement is hereby amended to read in its entirety as follows:

5.1(a) Subject to the terms and conditions of this Agreement, promptly following the first occurrence of each of the events set forth below with respect to a Product that is within the scope of a Valid Claim (each, a “Development Milestone Event”), whether such Development Milestone Event is achieved by Amylin or its Affiliate or sublicensee, Amylin shall notify MDRNA of the occurrence of such Development Milestone Event and within thirty (30) days after such occurrence pay to MDRNA the milestone payment set forth below corresponding to such Development Milestone Event (each, a “Milestone Payment”), provided that the Initial Milestone (as defined below) shall be paid by Amylin to MDRNA on or before January 30, 2009 without further notice or action by MDRNA:

Milestone Event	Development Milestone Payment
The continuation of development by Amylin of the intranasal administration of the Active Drug Substance beyond January 27, 2009 (the “Initial Milestone”)	$1,000,000
Receipt of the first Marketing Authorization for a Product in the United States	$14,000,000

1.07. Section 5.1(c) of the Agreement shall be amended to delete the reference to $89,000,000 and substitute in its stead “$80,000,000”.

1.08. Section 5.2(a)(i) of the Agreement shall be amended to read in its entirety as follows:

5.2(a)(i) Subject to the terms and conditions of this Section 5.2, Amylin shall pay Nastech royalties on worldwide Net Sales of Products at the following rates:

Total Net Sales of Products per Calendar Quarter	Royalty Rate
Up to and including $100 million	2%
Greater than $100 million and up to and including $200 million	2%
Greater than $200 million	2%

1.09. The parties acknowledge that MDRNA has ceased its business developing the intranasal administration of therapeutics and will not maintain its capabilities with respect thereto and, as such, the Development Term shall be deemed to have terminated.

2. Miscellaneous.

2.01. Each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in documents related to the Agreement, shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Agreement and all such related documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each party.

2.02. The parties acknowledge and agree that this First Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to any applicable principles of conflicts of law.

2.03. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this First Amendment as of the date first written above.

AMYLIN PHARMACEUTICALS, INC.		MDRNA, INC.

Signed:	/s/ Mark J. Gergen	Signed:	/s/ Bruce York
Name:	Mark J. Gergen	Name:	Bruce York
Title:	Sr. Vice President	Title:	CFO
Dated:	January 29, 2009	Dated:	January 29, 2009